Exhibit 99.1

World Fuel Services Corporation Completes Acquisition of Flyers Energy Group

  Substantially accretive to earnings, cash flow and return on capital
  Increases scale and geographic footprint in North American land segment
  Strong pipeline of additional investment opportunities can drive further growth and operating efficiencies

MIAMI--(BUSINESS WIRE)--January 3, 2022--World Fuel Services Corporation (NYSE: INT) today announced the completion of the previously announced acquisition of Flyers Energy Group (“Flyers”).

Headquartered in Auburn, California, Flyers’ operations include transportation, commercial fleet fueling, lubricants distribution, and the supply of wholesale, branded and renewable fuels to more than 12,000 customers. Flyers’ leading national network of cardlock locations is the largest in the United States.

“This is an important day for World Fuel as we closed the largest acquisition in our company’s history,” stated Michael J. Kasbar, chairman and chief executive officer. “We are excited to welcome the highly talented and successful Flyers team to World Fuel, creating an expanded national platform to deliver value-added solutions to commercial and industrial customers across the United States.”

“Solid balance sheet management and strong cash flow has enabled us to fund this transaction while maintaining significant financial flexibility to invest in additional synergistic growth opportunities to further bolster our market position,” said Ira M. Birns, executive vice president and chief financial officer. “We expect this acquisition to be significantly accretive to earnings, cash flow and return on invested capital, driving greater shareholder value.”

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to the impact of the acquisition on our financial performance, scale and geographic footprint, our ability to fund the transaction while maintaining financial flexibility to invest in additional growth opportunities, as well as our beliefs about our pipeline of additional investment opportunities and their ability to drive further growth and operating efficiencies. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive the expected benefits from the acquisition, our ability to capitalize on new market opportunities, potential liabilities, limited indemnities and the extent of any insurance coverage, our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains due to actions taken by governments and businesses to contain the virus, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, particularly for those customers most significantly impacted by the pandemic, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, adverse conditions in the markets or industries in which we or our customers and suppliers operate such as the current global economic environment as a result of the coronavirus pandemic, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, our ability to manage the changes in supply and other market dynamics in the regions where we operate, our ability to successfully execute and achieve efficiencies, our ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, our ability to successfully implement our growth strategy and integrate acquired businesses and recognize the anticipated benefits, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, our ability to capitalize on new market opportunities, risks related to the complexity of U.S. tax legislation and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, potential liabilities and the extent of any insurance coverage, actions that may be taken under the current administration in the U.S. that increase costs or otherwise negatively impact ours or our customers and suppliers businesses, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, call 305-428-8000 or visit www.wfscorp.com.

Contacts

Ira M. Birns, Executive Vice President & Chief Financial Officer

Glenn Klevitz, Vice President, Treasurer & Investor Relations
(305) 351-4763